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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 8, 2008

                               NEKTAR THERAPEUTICS
             (Exact name of Registrant as specified in its charter)

         Delaware                     0-24006                 94-3134940
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

                               201 Industrial Road
                          San Carlos, California 94070
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05   Costs Associated with Exit or Disposal Activities.

     On February 8, 2008, the executive management of Nektar Therapeutics (the "Company") approved a plan to reduce the Company's workforce by approximately 110 employees, or approximately 20 percent of its regular full-time staff. On February 11, 2008, the Company notified the affected employees impacted by this plan. In addition, the Company has also eliminated approximately 40 open positions as a result of the plan. The plan and restructuring is designed to streamline the Company, consolidate corporate functions, and strengthen decision-making and execution within the business units. In addition, as part of the plan, the Company has preserved the necessary technical and manufacturing personnel and capabilities to support its ongoing effort to forge a new partnership for its inhaled insulin programs.

     The Company currently estimates a pre-tax restructuring charge in 2008 of approximately $7.0 to 8.0 million, almost all of which is related to one-time severance costs estimated to be incurred in connection with the above described reduction in workforce plan. Actual results could differ from these estimates.

     This Current Report contains forward-looking statements regarding management's plans and expectations for the Company's organizational development and impact on its business objectives and its proprietary and partner product candidates currently in clinical development. These forward-looking statements involve substantial risks and uncertainties, including but not limited to: (i) the Company may not realize the anticipated benefits to its business from the organizational developments described in this press release, (ii) the risk of failure of any product candidate that is in clinical development and prior to regulatory approval, such as the NKTR-102, NKTR-118, and NKTR-061, remains high and can occur at any stage due to efficacy, safety or other factors, (iii) clinical trials for the company's proprietary product candidates such as NKTR-102, NKTR-118 and NKTR-061 are long, expensive and uncertain processes,
(iv) the ability of the Company to the to obtain regulatory approval of NKTR-102, NKTR-118 and NKTR-061 is difficult to predict at any stage of development, (v) the Company's patent applications for its technology platforms and proprietary or partner product candidates may not issue, patents that have issued may be unenforceable, or intellectual property licenses from third parties may be required in the future, and (vi) the Company may be unable to secure a new partner for its inhaled insulin programs (Exubera(R) and its inhaled insulin development program) on commercially favorable terms or at all. Other important risks and uncertainties are detailed in the Company's reports and other filings with the SEC; including its most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b) On February 8, 2008, Hoyoung Huh, M.D./Ph.D, the Company's Chief Operating Officer and Head of the PEGylation Business Unit, resigned from his positions with the Company effective as of February 29, 2008.

     (d) On February 11, 2008, the Board of Directors of the Company met and appointed Dr. Huh as a new director to fill the vacancy created by resolution of the Board of Directors at the same meeting to increase the authorized number of directors from 10 to 11. Dr. Huh will serve until the 2009 annual meeting of stockholders or until his successor is duly elected and qualified.

     Dr. Huh, age 38, was appointed to serve as the Chief Operating Officer and Head of the PEGylation Business Unit in May 2007, responsible for the Company's worldwide business development, marketing, manufacturing and leading Nektar's PEGylation business. Since March 2005, he served as the Company's Senior Vice President of Business Development and Marketing. From September 1997 to February 2005, Dr. Huh was a leader in the healthcare and biotechnology practice at McKinsey and Company, a management consulting firm, where he was elected partner in 2003. He currently serves on the Board of BayBio, a biotechnology industry association. Dr. Huh holds an M.D. from Cornell University Medical College, a Ph.D. in Genetics and Cell Biology from the Cornell University/Sloan Kettering Institute, and an A.B. in Biochemistry from Dartmouth College. Dr. Huh intends to join BiPar Sciences, a privately held biopharmaceutical company focused on oncology therapeutics, as President and Chief Executive Officer in March 2008.

     There are no arrangements or understandings between Dr. Huh and any other persons pursuant to which he was selected as a director. Effective as of March 1, 2008, Dr. Huh will participate in the Company's Amended and Restated Compensation Plan for Non-Employee Directors filed by the Company on February 23, 2007 with the Securities and Exchange Commission on a Current Report on Form 8-K. In connection with his resignation as Chief Operating Officer and Head of the PEGylation Business Unit, all of Dr. Huh's equity awards will cease vesting as of February 29, 2008, and he will have three months to exercise any vested stock options, after which time all of his stock options, if not exercised, will automatically expire in accordance with the terms of his stock option agreements and the Company's equity incentive plan. Dr. Huh is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission's Regulation S-K.

Item 7.01   Regulation FD Disclosure.

      Nektar announced via press releases the above described reduction in workforce and resignation and appointment of Dr. Huh on February 12, 2008. Nektar hereby incorporates by reference into this Item 7.01 the information set forth in such press release, a copy of which is furnished as Exhibit 99.1 and
99.2 to this Current Report. Pursuant to the rules and regulations of the SEC, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

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Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.           Description
-------------         ----------------------------------------------------------
   99.1               Press release titled "Nektar Announces Restructuring to
                      Complete its Transition to a Therapeutics Drug Development
                      Organization," issued on February 12, 2008.

   99.2               Press release titled "Nektar Appoints Hoyoung Huh,
                      M.D., Ph.D., To Serve on the Company's Board of Directors; Huh To Step Down as COO and Head of PEGylation Business Unit," issued on February 12, 2008.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   By:     /s/ Gil M. Labrucherie
                                       --------------------------------
                                             Gil M. Labrucherie
                                        General Counsel and Secretary

                                   Date:   February 12, 2008